Exhibit 10.8

CASH SALE	* UNITED STATES OF AMERICA
*
BY	* STATE OF LOUISIANA
*
JANICE SEAL SMITH and the	* PARISH OF ORLEANS
SUCCESSION OF JOHNNY F. SMITH	*
*
TO	*
*
VISTA HOLDINGS, LLC	*

BE IT KNOWN, that on this 18th day of February 2003, before me, Roy E. Biossman, a Notary Public duly commissioned and qualified in and for the aforesaid State and Parish, and in the presence of the undersigned, competent witnesses.

PERSONALLY CAME AND APPEARED:

JANICE SEAL SMITH, a person of the full age of majority and a resident and domiciliary of the Parish of St. Tammany, State of Louisiana, whose permanent mailing address is 310 Howze Beach Lane, Slidell, Louisiana 70461, and whose U.S. taxpayer identification number is ###-##-####, herein represented by Chris Jean, her Agent and Attorney-in-Fact, pursuant to General Procuration dated August 5, 2002, recorded in the conveyance and mortgage records of St. Tammany Parish, on August 19, 2002, at Instrument No. 1319193; and the said Agent declared under oath unto me, Notary, on behalf of his principal that she has been married three times, first to Tommy Lee Rose, from whom she was divorced by Judgment dated November 30, 1974, in Proceeding No. 13, 105 of the Chancery Court of Pearl River County, Mississippi, Court, secondly to Johnny F. Smith, who is deceased, and thirdly to Quentin R. Stumpf, with whom she is presently living and residing

and

THE SUCCESSION OF JOHNNY F. SMITH (U.S. Taxpayer Identification no 72-6199014, permanent mailing address—c/o Gary P. Duplechain & Associates, 757 Gause Boulevard, Slidell, Louisiana 70458) being Proceeding No. 99-30625 C. of the 22nd Judicial District Court in and for the Parish of St. Tammy, State of Louisiana, herein represented by Janice Seal Smith, Independent Executrix pursuant to approval and confirmation in the aforesaid proceeding, a certified copy of which, dated March 8, 2002, is annexed hereto and made a part hereof; the said Janice Seal Smith being herein represented by Chris Jean, her Agent and Attorney-in-Fact, pursuant to Power of Attorney passed before Gary Duplechain, Notary Public, dated February 17, 2003, annexed hereto and made a part hereof.

(hereinafter referred to as “Seller” whether one or more)

who declared that Seller does by these present, grant, bargain, sell convey, transfer, assign, set over, abandon and deliver with all legal warranties and with full substitution and subrogation in and to all the rights and actions of warranty which Seller has or many have against all preceding owners and vendors unto:

VISTA HOLDING, LLC, a Louisiana limited liability company, whose permanent mailing address is 4301 Vista Road, Pasadena, Texas 77504, and whose U.S. taxpayer identification number is 76-0699801

All and singular the following described property (the “Property”), to wit:

ALL THAT CERTAIN LOT OR PARCEL OR LAND, together with all the building and improvement thereon and all of the rights, ways, privileges, servitudes, appurtenances and advantages thereunto belonging or in anywise appertaining, situated in SECTIONS 11 and 12, TOWNSHIP 9 SOUTH RANGE 14 EAST, ST. TAMMANY PARISH, LOUISIANA, and being more fully described as follows, to wit:

From the Northwest corner of the Southeast Quarter of the Southeast Quarter of Section 11 Township 9 South, Rage 14 East, St. Tammany Parish, Louisiana, go South 89 degrees 48 minutes 16 seconds East 695.13 feet to Point of Beginning. From the Point of Beginning, go South 89 degrees 25 minutes 16 seconds East (Title South 89 degrees 48 minutes 16 seconds East) 112.10 feet (Title 111.87 feet); thence South 89 degrees 50 minutes 33 seconds East (Title North 89 degrees 40 minutes 46 seconds East) 511.20 feet (Title 513.0 feet); thence South 65 degrees 01 minutes 05 seconds East (Title South 62 degrees 59 minutes 15 seconds East) 62.08 feet: thence South 18 degrees 00 minutes 30 seconds West (Title South 17 degrees 50 seconds West) 449.50 feet; thence South 89 degrees 53 minutes 59 seconds West (Title South 89 degrees 40 minutes 46 seconds West) 540.61 feet (Title 542.51 feet); thence North 457.18 feet (Title 456.65 feet) back to the Point of Beginning. Said property contains 6.40 acres of land, more or less.

All in accordance with a survey no. 2003 070 by John E. Bonneau & Associates, Inc., John E. Bonneau, Registered Land Surveyor, dated January 30, 2003, print of which is annexed hereto.

Being the same property acquired by Janice Seal, wife of/and, Johnny F. Smith from W. R. Zanes and Company of LA., Inc. as per act passed before Harvey E. Finch, Notary Public, dated April 28, 1995 recorded in the conveyance records of Tammany Parish, on May 2, 1995, at Instrument No. 947631.

To the extent any of the following may be applicable, this act is made and accepted subject to the following:

1.	Right of way in favor of CLECO dated October 1, 1962, registered in COB 332, folio 363, St. Tammany Parish, Louisiana.

2.	Right of way in favor of AT&T dated September 22, 1927, registered at COB 103, folio 359, St. Tammany Parish, Louisiana.

The parties hereto declare that they do not hereby intend, by the execution of these presents to interrupt, or suspend, the running of any prescription or preemption which has run or may run in connection with the foregoing, nor do the parties intend to revive, establish or initiate any one or more of the foregoing which may not now or hereafter be binding upon the hereinabove described property and/or the parties hereto.

To have and to hold the Property unto the Purchase, and Purchaser’s successors, heirs and assigns forever.

This sale is made and accepted for and in consideration of the price and sum of TWO MILLION ONE HINDERED THOUSAND AND NO/100 ($2,100,000.00) Dollars, cash, which Purchaser has well and truly paid, in ready and current money to Seller, who hereby acknowledges the receipt thereof and grants full acquaintance and discharge therefor.

All taxes up to and including the taxes due and exigible in 2002 are paid as per tax research certificates annexed hereto. Taxes for the current year have been prorated between Seller and Purchaser as of the date hereof, based on 2002 taxes. All future taxes are the responsibility of the Purchaser, at the address listed above.

Seller declares, represent and warrants that there are no judgments, general or particular of record or otherwise against Seller which may affect the Property and there are no liens, privileges, mortgages, pledges or other encumbrance of record or otherwise which may affect or burden the Property.

The parties do hereby waive and dispense with the production of any and all certificates and/or researches required by law and relieve and release me, Notary, and the surety on my natorial bond from any and all liability and/or responsibility for the nonproduction thereof.

THUS DONE AND PASSED, in multiple original, in my office in New Orleans, Louisiana, on the day, month and year herein first above written, in the presence of the undersigned competent witnesses, who hereunto sign their names with the said Appearers and me, Notary.

WITNESSES:
/s/ illegible	/s/ Chris Jean
CHRIS JEAN, Agent and Attorney-in-Fact for
JANICE SEAL SMITH

/s/ Lisa C. Spegale	THE SUCCESSION OF JOHNNY F. SMITH

BY:	/s/ Chris Jean
CHRIS JEAN, Agent and Attorney-in-Fact for
JANICE SEAL SMITH, Independent Executrix